EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT
AS OF OCTOBER 31, 2015

Company	Where Incorporated or Organized
ABM INDUSTRIES INCORPORATED	Delaware
(*) ABM Onsite Services, Inc.	Delaware
ABM Janitorial Services – Mid-Atlantic, Inc.	California
ABM Janitorial Services – Northeast, Inc.	California
ABM Janitorial Services – South Central, Inc.	California
Servall Services Inc.	Texas
ABM Janitorial Services – Southeast, LLC	California
ABM Industrial Services, Inc.	Delaware
ABM Onsite Services -Midwest, Inc.	Delaware
ABM Onsite Services - West, Inc.	Delaware
Diversco, Inc.	South Carolina
Southern Management ABM, LLC	Delaware
ABM Facility Services, Inc.	California
ABM Parking Services, Inc.	California
ABM Security Services, Inc.	California
OneSource Facility Services, Inc.	Delaware
ABM Healthcare Support Services, Inc.	Michigan
Air Serv Corporation	Georgia
Air Serv Facility Services, Inc.	Georgia
Omni Serv Limited	England
ABM Group UK Limited	England
ABM Facility Services UK Limited	England
ABM Facility Services Scotland Limited	England
Eclipse Contract Cleaning Limited	Scotland
GBM Services (Civic) Limited	England
ABM Onsite Services - Canada ULC	Canada
ABM Facility Solutions Group, LLC	Delaware
ABM Franchising Group, LLC	Delaware
GreenHomes America, LLC	Delaware
ABM Government Services, LLC	Kentucky
ABM Building & Energy Solutions, Inc.	Delaware
ABM Building Solutions, LLC	Delaware
ABM Building Services, LLC	Delaware
ABM Electrical Power Solutions, LLC	Delaware
ABM Electrical Power Services, LLC	Delaware
ABM Health, Inc.	Massachusetts
ABM Electrical Network, Inc.	Delaware
ABM Electrical & Lighting Solutions, Inc.	Delaware
ABM Electrical & Lighting Services, LLC	Delaware
IFM Assurance Company	New York
IFM Capital Ltd.	Bermuda